Exhibit 99.1

For release: July 21, 2014, 6:00 a.m. ET	Contacts:	The Greenbrier Companies, Inc.
Jack Isselmann, Public Relations
Mark Rittenbaum, Investor Relations
Phone: 503-684-7000

Watco Companies, LLC
Ed McKechnie
EVP Chief Commercial Officer
Phone: 620-232-4184

GBW Railcar Services launches as Greenbrier and Watco close on joint venture

~ Largest independent railcar repair network of 38 locations now open for business ~

~ Includes 14 certified tank car shops to meet surging demand for recertification, retrofit and repair ~

Lake Oswego, Oregon and Pittsburg, Kansas, July 21, 2014 – The Greenbrier Companies, Inc. (NYSE:GBX) and Watco Companies LLC announced today that they have completed formation of their 50/50 railcar repair joint venture creating the largest independent railcar repair shop network in North America. The new joint venture, called GBW Railcar Services, LLC (GBW), owns and operates the combined network of 38 railcar repair, refurbishment and maintenance shops of Greenbrier and Watco.

GBW’s network of facilities located across North America features 14 tank car repair shops certified by the Association of American Railroads as required by federal regulations. GBW is unique in its ability to service almost the entire range of railcar types in North America. The scale of GBW’s shop network combined with the breadth of its service offerings provides a Customer reach to GBW that is unrivaled by any independent railcar repair shop in North America.

“GBW will be ready to deliver unparalleled quality, value and service to our Customers,” said Watco CEO Rick Webb. “We have been investing in our shops, and we will continue to invest in the GBW shops to match our Customers’ expectations.”

GBW creates premier capacity to service, recertify and retrofit North America’s tank car fleet and offers a range of best in class repair and maintenance services for other general freight cars. For example, current requirements for federally-mandated tank car recertification are running at a rate of approximately 22,000 tank cars per year. Recertification is expected to increase by 25% from current

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Greenbrier and Watco Complete Joint Venture Agreement (Cont.)	Page 2

levels through 2015 and steadily accelerate year over year to 2018 when more than 49,000 tank car recertifications per year are expected to be required. The recertifications are independent of any retrofit requirements that may result from pending federal rulemaking on tank car design.

GBW will be led by rail industry veteran, CEO Jim Cowan.

“We are excited that our first day at GBW is here as we commence operations with the support of Greenbrier and Watco, two rail industry leaders,” Cowan said. “GBW responds to interests from our existing Customers for access to the broadest tank car expertise available in the market, along with substantial general railcar repair capability delivered through an efficient and geographically convenient service platform. Safety, quality and Customer service are GBW’s core values as we move ahead.”

“GBW’s retrofit solutions can make tank cars safer at any speed. We welcome this new venture with Watco as an opportunity to advance both public safety and environmental protection while strengthening the North American tank car fleet for decades of safe and efficient service,” said William A. Furman, Chairman and CEO of Greenbrier. “The U.S. Department of Transportation (DOT) is expected to imminently issue new tank car design standards, likely accompanied by related retrofit requirements. We urge DOT to avoid further delay and act now. Together, with an improved tank car design standard like Greenbrier’s Tank Car of the Future, we can protect people and the environment and preserve the North American energy renaissance.”

About Greenbrier

Greenbrier, (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. We build new railroad freight cars in our 4 manufacturing facilities in the U.S. and Mexico and marine barges at our U.S. manufacturing facility. Greenbrier also sells reconditioned wheel sets and provides wheel services at 9 locations throughout the U.S. We recondition, manufacture and sell railcar parts at 4 U.S. sites. Greenbrier is a 50/50 joint venture partner with Watco Companies, LLC in GBW Railcar Services, LLC which repairs and refurbishes freight cars at 38 locations across North America, including 14 tank car repair and maintenance facilities certified by the Association of American Railroads. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through our operations in Poland. Greenbrier owns approximately 8,300 railcars, and performs management services for approximately 235,000 railcars.

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Greenbrier and Watco Complete Joint Venture Agreement (Cont.)	Page 3

About Watco

Watco Companies, LLC, is a Pittsburg, Kansas, based transportation company providing mechanical, transportation, and terminal and port services solutions for Customers throughout North America and Australia. Watco’s Mechanical Services division operates 8 locomotive shops and 4 private railcar shops. Watco is a 50/50 joint venture partner with The Greenbrier Companies, Inc. in GBW Railcar Services, LLC which repairs and refurbishes freight cars at 38 locations across North America, including 14 tank car repair and maintenance facilities certified by the Association of American Railroads. Watco is the owner of Watco Transportation Services, LLC, one of the largest short line railroad holding companies in the U.S. with 30 short line railroads operating on more than 4,400 miles of track, as well as 28 industrial contract switching locations. The Terminal and Port Services division currently manages 25 terminals, 9 warehouses and 2 port locations. More information about Watco and its subsidiaries can be found at www.watcocompanies.com.

Safe Harbor Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding the formation of the joint venture and its expected operations and service offerings, expected new railcar production plans, expected customer demand for the joint venture’s products and services, GBW’s plans to expand tank car repair, lining and retrofit capacity and expected regulatory requirements concerning the tank car industry. The parties use words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, integration of the joint venture’s various operations may not occur smoothly or efficiently or on a timely basis; the joint venture may experience difficulties with labor relations or other aspects of coordinating operations; reported backlog is not indicative of our financial results; turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, inefficiencies associated with expansion or start-up of production lines or increased production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car regulation; and interruption of our manufacturing operations as a result of lease termination or expiration; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2013, and its other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier and Watco do not assume any obligation to update any forward-looking statements.

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